Exhibit 10.3

Garmin Ltd.

Amended and Restated 2000 Non-Employee
Directors’ Option Plan

Effective June 5, 2009

as amended and restated on June 27, 2010

Garmin Ltd.
Amended and Restated 2000
Non-Employee Directors’ Option Plan

as amended and restated on June 27, 2010

Article 1.    Establishment, Objectives and Duration

1.1. Establishment and Amendment of the Plan.  Garmin Ltd., a Swiss company (the “Company”) hereby establishes the non-employee directors' option plan to be known as the Garmin Ltd. 2000 Non-Employee Directors’ Option Plan (the “Plan”). The Plan was originally adopted by the Board of Directors of the Garmin Ltd., a Cayman Islands company ("Garmin Cayman") on October 20, 2000 and approved by such company’s shareholders on October 24, 2000. The Plan is effective as of November 1, 2000 (the "Original Effective Date"). In 2006, Garmin Cayman effected a two-for-one stock split of its shares, (the “Stock Split”). The Board of Directors of Garmin Cayman adopted an amended and restated plan effective June 5, 2009, (the “New Effective Date”) to increase the authorized number of common shares that may be issued under the Plan and to make certain amendments reflecting the Stock Split and changes in the law.  The Plan was again amended and restated on June 27, 2010 following the redomestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries.

1.2. Objectives of the Plan.  The Plan is intended to allow Eligible Directors of the Company to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company, aligning their interests with those of the shareholders of the Company, and to assist the Company in attracting and retaining experienced and knowledgeable individuals to serve as directors.

1.3. Duration of the Plan.  The Plan commenced on the Original Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 8 hereof, until the earlier of (a) the 10 year anniversary of the New Effective Date and (b) the date all Shares subject to the Plan shall have been delivered according to the Plan’s provisions; provided that the Plan shall remain in effect with respect to and shall govern any grants made hereunder including any amounts deferred in connection with such grants.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1. “Annual Meeting of Shareholders” means the regularly scheduled annual meeting of the Company’s shareholders.

2.2. “Annual Option Grant” shall mean that portion of the Retainer payable to an Eligible Director in Options.

2.3. “Article” means an Article of the Plan.

2.4.  “Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

2.5. “Board” means the Board of Directors of the Company.

2.6.  “Cause” means, (i)  an Eligible Director’s conviction of a felony or other crime involving fraud, dishonesty or moral turpitude; (ii)  willful or reckless material misconduct in an Eligible Director’s performance of his or her duties as a Director; or (iii) an Eligible Director’s habitual neglect of duties; provided, that an Eligible Director who agrees to resign his position on the Board in lieu of being removed for Cause, may be deemed to have been removed for Cause for purposes of this Plan.

2.7. Change of Control” means, unless otherwise defined in an Option Agreement, any one or more of the following:

(a)
any Person other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the shares of the Company representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the shares of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the shares of the Company, as the case may be and (ii) such corporation shall not be deemed a 35% Owner; or

(b)	the Incumbent Directors (determined using the Original Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(c)
the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a resolution of dissolution of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Options granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Eligible Director.  Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Eligible Director if, in advance of such event, the Eligible Director agrees in writing that such event shall not constitute a Change of Control.

2.8.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

2.9. “Committee” has the meaning set forth in Article 3.1.

2.10. “Company” has the meaning set forth in Section 1.1.

2.11. “Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan.

2.12.  “Eligible Director” means (i) any individual serving as a director on the Board immediately following the Annual Meeting of Shareholders of the Company and (ii) any individual elected or appointed to serve as a director on the Board at some time other than the Annual Meeting of Shareholders; provided, that a director who is an officer of the Company or a Subsidiary or otherwise employed by the Company or a Subsidiary shall not be an Eligible Director.

2.13. “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

2.14. “Excluded Person” means any Person who, along with such Person’s Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Original Effective Date.

2.15. “Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding shares of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the shares of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).

2.16. “Fair Market Value” means, unless otherwise determined or provided by the Plan Committee in the circumstances, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Plan Committee, and (B) with respect to Shares, (i) the last sale price (also referred to as the closing price) of a Share on such U.S. securities exchange as the Shares are then traded, for the applicable date, (ii) if such U.S. securities exchange is closed for trading on such date, or if the Shares do not trade on such date, then the last sales price used shall be the one on the date the Shares last traded on such U.S. securities exchange, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined in good faith by the Plan Committee using a method consistently applied.  Notwithstanding the above, for all Options granted before June 5, 2009, Fair Market Value for purposes of establishing the Option Price was established based on the average of the high and low trading prices on the Nasdaq Global Select Market (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported).

2.17. “Grant Date” has the meaning set forth in Section 5.1.

2.18. “Including” or “includes” mean “including, without limitation,” or “includes, without limitation,” respectively.

2.19. “Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.

2.20.  “Mandatory Retirement Age” means the age for mandatory retirement according to the policy of the Board, if any, in place from time to time.

2.22. “New Effective Date” has the meaning set forth in Section 1.1.

2.23. “Option” means an option to purchase Shares.

2.24. “Option Agreement” means a written agreement by which an Option is evidenced.

2.25. “Option Price” means the price at which a Share may be purchased by an Eligible Director pursuant to an Option.

2.26. “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Option Agreement for such Option.

2.27. “Original Effective Date” has the meaning set forth in Section 1.1.

2.28. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.29. “Plan” has the meaning set forth in Section 1.1.

2.30. "Plan Committee" has the meaning set forth in Section 3.1.

2.31. “Reorganization Transaction” has the meaning set forth in Section 2.8(c).

2.32. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act,   together with any successor rule, as in effect from time to time.

2.33. “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.34. “Section” means, unless the context otherwise requires, a Section of the Plan.

2.35. “Share” means a share, CHF 10 par value, of the Company.

2.36.  “Subsidiary” means (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by the Company, and (b) any partnership or limited liability company in which the Company has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

2.37. “Substitute Options” has the meaning set forth in Section 8.2.

2.38. “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

2.39. “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer serving as a Director of the Company.

2.40. “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

Article 3.    Administration

3.1. Committee.  Subject to Article 9, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”).  To the extent the Board considers it desirable for transactions relating to Options to be eligible to qualify for an exemption under Rule 16b-3, unless such qualification will be obtained by another means, the Board may require that the Plan Committee consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3.  The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Options or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of applicable securities or other laws then in effect.  Any references herein to “Committee” are references to the Board or the Plan Committee, as applicable.

3.2. Powers of Committee.  Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a)  to determine the terms and conditions applicable to each Option, including, but not limited to, the Option Price and the Option Term;

(b)  to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(c)  to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Options upon the Termination of Affiliation of an Eligible Director;

(d)  to determine the terms and conditions of all Option Agreements and, with the consent of the Eligible Director, to amend any such Option Agreement at any time, among other things, to permit transfers of Options to the extent permitted by the Plan; provided that the consent of the Eligible Director shall not be required for any amendment which (i) does not materially adversely affect the rights of the Eligible Director, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the grant of Options as a result of any new or change in existing applicable law;

(e) to cancel, with the consent of the Eligible Director, outstanding Options and to grant new Options in substitution therefore; provided that any replacement grant that would be considered a repricing shall be subject to shareholder approval;

(f)  to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Option or any group of other benefit hereunder for any reason and at any time, including in connection with a Termination of Affiliation;

(g)  subject to Sections 1.3 and 5.2, to extend the time during which any Option or other benefit may be exercised;

(h) to correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret the Plan, the rules and regulations, any Option Agreement or any other instrument entered into or relating to an Option awarded under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(i)  to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

(j)  to impose such additional terms and conditions upon the grant, exercise or retention of Options and other grants as the Committee may, before or concurrently with the grant thereof, deem appropriate; and

(k)  to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan, any Option Agreement or other agreement under the Plan may be made in the sole and absolute discretion of the Committee, and to the fullest extent permitted by the applicable law all such determinations of the Committee shall be final, conclusive and binding on all Persons. To the fullest extent permitted by the applicable law no member of the Committee shall be liable for any action or determination made with respect to the Plan or any Annual Option Grant.

3.3.  Majority Rule.  A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

3.4. Company Assistance.   The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors and such pertinent facts related thereto as the Committee may require.  The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

3.5. Plan Operation in Compliance with Rule 16b-3 of the 1934 Act.  The Plan shall be interpreted and administered to comply with Rule 16b-3 promulgated under the 1934 Act, as then applicable to the Company’s employee benefit plans.

Article 4.    Shares Subject to the Plan

4.1. Number of Shares Available. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 250,000 Shares.  If any Shares subject to an option granted hereunder are forfeited or an option or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such option, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan.  The Committee may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4.2. Adjustments in Shares.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Options or Shares may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option or the substitution of other property for Shares subject to an outstanding Option; provided, that the number of Shares subject to any Option denominated in Shares shall always be a whole number.

Article 5.    General Conditions of Options

5.1. Grant Date.  The Grant Date of Options received pursuant to an Annual Option Grant shall be the date of the Annual Meeting of Shareholders in the calendar year to which such grant relates or such later date as specified by the Committee (i) in the Committee’s resolutions or minutes addressing the Option grant or (ii) in the Option Agreement.  In the case of an Eligible Director who is initially appointed or elected on a date other than the date of an Annual Meeting of Shareholders, the Grant Date of such initial (prorata) Annual Option Grant shall be the first day such Eligible Director becomes an Eligible Director.

5.2. Term.  The Option Term shall be 10 years from the Grant Date, and shall be subject to earlier termination as herein specified; provided, that any deferral of the delivery of Shares with respect to an Option that is exercised within 10 years of the Grant Date may, if so permitted, extend more than 10 years after the Grant Date of the Annual Option Grant to which the deferral relates.

5.3. Option Agreement.  The terms and conditions of each Option shall be set forth in an Option Agreement.

5.4. Option Price.  The Option Price of an Option under this Plan shall be the higher of 100% of the Fair Market Value of a Share on the Grant Date or 100% of the par value of  a Share; provided, however, that any Option granted as a Substitute Option that is (x) granted to an Eligible Director in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Eligible Director immediately prior to such Acquisition, and (z) intended to preserve for the Eligible Director the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.

5.5. Restrictions on Share Transferability.  The Committee may include in the Option Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Option as it may deem advisable, including restrictions under applicable federal securities laws.

5.6. Exercise of Options.  Unless otherwise specified in the Option Agreement, Options shall become exercisable in accordance with the following table, or if sooner, shall become fully exercisable on the earliest of the first to occur of the Eligible Director’s (a) death, (b) Termination of Affiliation on account of Disability, (c) mandatory retirement upon attaining Mandatory Retirement Age, (d) Termination of Affiliation after a Change of Control under the conditions described in Section 8.1, and (e) involuntary Termination of Affiliation as described in Section 5.8(c).

Time Elapsed After Grant Date	Percentage of Option Exercisable

Less than 1 year	0%
1 year but less than 2 years	33-1/3%
2 years but less than 3 years	66-2/3%
3 years or more	100%

5.7. Payment.  Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares as instructed by the Committee or, subject to the approval of the Committee, pursuant to procedures approved by the Committee,

(a) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Eligible Director has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares;

(b) through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board;

(c) by transfer to the Company of number of Shares then owned by the Eligible Director, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly authorized or endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Eligible Director for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Shares used as payment of the exercise price.  For purposes of this Section 5.7(c), in lieu of actually transferring to the Company the number of Shares then owned by the Eligible Director, the Board may, in its discretion permit the Eligible Director to submit to the Company a statement affirming ownership by the Eligible Director of such number of Shares and request that such Shares, although not actually transferred, be deemed to have been transferred by the Eligible Director as payment of the exercise price, or

(d) by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price.  With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Eligible Director.

5.8. Termination of Affiliation.  Except as otherwise provided in an Option Agreement (including an Option Agreement as amended by the Committee), and subject to the provisions of Section 8.1, the extent to which the Eligible Director shall have the right to exercise, an Option following Termination of Affiliation shall be determined in accordance with this Section 5.8.

(a)  For Cause.  If an Eligible Director has a Termination of Affiliation for Cause any unexercised Option shall terminate effective immediately upon such Termination of Affiliation for Cause.

(b)  On Account of Death, Disability, Retirement or Mandatory Retirement.  If an Eligible Director has a Termination of Affiliation on account of death, Disability, or retirement upon attaining Mandatory Retirement Age, any unexercised Option, whether or not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, for a period of one year after such Termination of Affiliation (but only during the Option Term) by the Eligible Director or, after his or her death, by (i) his or her personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, or (ii) the Eligible Director’s beneficiary designated in accordance with Article 7.

(c)  Involuntary Removal.  If an Eligible Director is removed by the Company other than for Cause including, but not limited to, the Company’s decision not to slate such Eligible Director for reelection, any unexercised Option whether or not exercisable immediately before such Termination of Affiliation, may be exercised in whole or in part, at any time within the first twelve (12) months following such Termination of Affiliation (but only during the Option Term) by the Eligible Director or, after his death or her death, by (i) his or her personal representative or the person to whom the Option is transferred by will or the applicable laws of descent or distribution, or (ii) the Eligible Director’s beneficiary designated in accordance with Article 7.

(d)  Any Other Reason.  If an Eligible Director has a Termination of Affiliation for any other reason including, but not limited to, failure to be reelected to the Board or voluntary resignation including failure to run for reelection, any unexercised Option to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for six (6) months after such Termination of Affiliation (but only during the Option Term) by the Eligible Director or, after his or her death, by (i) his or her personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, or (ii) the Eligible Director’s beneficiary designated in accordance with Article 7.

5.9. Nontransferability of Option Grants.

(a)  Except as provided in Section 5.9(c) below, each Option shall be exercisable only by the Eligible Director during the Eligible Director’s lifetime, or, if permissible under applicable law, by the Eligible Director’s guardian or legal representative.

(b)  Except as provided in Section 5.9(c) below, no Option (prior to the time Shares are issued) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Eligible Director otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)  To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, an Eligible Director may transfer an Option to (a) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Eligible Director, (including adoptive relationships), (b) any person sharing the Eligible Director’s household (other than a tenant or employee), (c) a trust in which persons described in (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Eligible Director own more than 50% of the voting interests; provided such transfer is not for value.  The following shall not be considered transfers for value:  (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (a) or (b) above or the Eligible Director, in exchange for an interest in that entity.

Article 6.    Annual Option Grant Program

6.1. Subject to the terms and provisions of this Plan, immediately following the Annual Meeting of Shareholders in each year, each Eligible Director shall automatically receive an Option to purchase a number of Shares equal to (a) divided by (b) where:  (a) equals four (4) times the dollar amount of the Eligible Director’s annual retainer for service on the Board and (b) equals the Fair Market Value of Shares as of the date of the Annual Meeting of Shareholders; provided, that fractional Shares shall be rounded up to the next larger whole number of Shares.  An Eligible Director who is not initially elected at the Annual Meeting of Shareholders shall, within ten (10) days of becoming an Eligible Director, receive a pro rata Annual Option Grant for the year of such initial election or appointment.  Such pro rata Annual Option Grant shall be for a number of Shares equal to four (4) times the dollar amount of the full annual retainer for an Eligible Director, divided by the Fair Market Value of a Share as of the Grant Date multiplied by a fraction, the numerator of which is 365 minus the number of days elapsed after the most recent prior Annual Meeting of Shareholders and before the Eligible Director’s election or appointment and the denominator of which is 365, provided that fractional Shares shall be rounded up to the next larger whole number of Shares.

6.2. The Annual Option Grant Program set forth above in section 6.1 will be reviewed annually but will remain in effect until changed by the Company’s Board of Directors.

Article 7.    Beneficiary Designation

7.1. Each Eligible Director under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during the Eligible Director’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director’s death shall be paid to the Eligible Director’s estate.

Article 8.    Change of Control and Certain Corporate Transactions

8.1. Change of Control.  If an Eligible Director, upon a Change of Control or within one year thereafter, (a) is removed by the Company other than for Cause, or (b) fails to be reelected to the Board after being slated for reelection, or (c) is not slated for reelection, having expressed a willingness to be so slated, and if such Eligible Director has not reached Mandatory Retirement Age as of the date of such termination, and would not have reached Mandatory Retirement Age during his or her ensuing term as a Director if he or she were to be elected, then any unexercised Option, whether or not exercisable on the date of such termination, shall become fully exercisable and may be exercised, in whole or in part for the balance of its original term.

8.2. Substituting Options in Certain Corporate Transactions.  In connection with the Company’s acquisition, however effected, of another corporation or entity (the “Acquired Entity”) or the assets thereof, the Committee may, at its discretion, grant Options (“Substitute Options”) to a person who becomes an Eligible Director in connection with such acquisition and who held options or other equity interests in such Acquired Entity (“Acquired Entity Option”) immediately prior to such Acquisition in order to preserve for such Eligible Director the economic value of all or a portion of such Acquired Entity Option at such price as the Committee determines necessary to achieve preservation of economic value.  Any Shares delivered pursuant to substitute options under this section shall be in addition to the Shares under Section 4.1 hereof.  Any grant of a Substitute Option shall be made in conformity with the rules set forth in Section 424(a) of the Code.

Article 9.    Amendment, Modification, and Termination

9.1. Amendment, Modification, and Termination.  Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s shareholders.

9.2. Adjustments Upon Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

9.3. Options Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Eligible Director who holds such Option, provided that to the extent any Option shall be adversely affected by any amendment or restatement to the Plan, the provisions of the Plan in effect as of the Grant Date of such Option shall prevail.

9.4. Adjustments in Connection with Change of Control.  In the event the Company undergoes a Change of Control or in the event of a separation, spin-off, sale of a material portion of the Company’s assets or any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act and in which a Change of Control does not occur, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Options granted hereunder in the manner as agreed to by the Board as set forth in the definitive agreement relating to the transaction.  Without limitation, the Board may:

(a) provide that Options granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options will expire;

(b) provide for the purchase by the Company of any such Option, upon the Eligible Director’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Option had such Option been currently exercisable or payable;

(c) make such adjustment to any such Option then outstanding as the Board deems appropriate to reflect such Change of Control;

(d) cause any such Option then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control.  Any such determinations by the Board may be made generally with respect to all Eligible Directors, or may be made on a case-by-case basis with respect to particular Eligible Director.

Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change of Control.

9.5. Prohibition on Repricings.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, or other Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

Article 10.    Additional Provisions

10.1. Successors.  All obligations of the Company under the Plan with respect to benefits granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

10.2. Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.3. Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10.4. Requirements of Law.  The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Option Agreement, Eligible Directors shall not be entitled to exercise and the Company shall not be obligated to deliver any Shares or other benefits to an Eligible Director, if such exercise or delivery would constitute a violation by the Eligible Director or the Company of any applicable law or regulation.

10.5. Securities Law Compliance.

(a)  If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to grants hereunder as it may deem advisable.  All Shares transferred under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law. If so requested by the Company, the Eligible Director shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b)  If the Committee determines that the exercise of, or delivery of Shares would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

10.6. No Rights as a Shareholder.  An Eligible Director shall not have any rights as a shareholder with respect to the Shares which may be deliverable until such shares have been delivered to him or her.

10.7. Military Service.  Options shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

10.8. Data Protection. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan may process, store, transfer or disclose personal data of the Eligible Directors to the extent required for the implementation and administration of the Plan. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan shall comply with any applicable data protection laws.

10.9. Governing Law.  The Plan and the rights of any Eligible Director receiving an Option award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Kansas without giving effect to the principles of the conflict of laws to the contrary.